UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2023

EASTERLY GOVERNMENT PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW Suite 775 North
Washington, District of Columbia		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on September 30, 2021, Easterly Government Properties LP (the “Operating Partnership”), the operating partnership of Easterly Government Properties, Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with certain affiliates of US Federal Properties Co., LLC (collectively, the “Sellers”) to acquire a portfolio of ten properties (the “Portfolio Acquisition”) 100% leased to the Department of Veterans Affairs (VA) for an aggregate contractual purchase price of approximately $635.6 million. On October 8, 2021, the Operating Partnership assigned the Purchase Agreement to the Company’s joint venture (the “JV”), which serves as the acquisition vehicle for the Portfolio Acquisition. As of the date of this Current Report Form 8-K, the JV has closed on eight of the ten properties included in the Portfolio Acquisition.

On August 17, 2023, the JV entered into a seventh amendment to the Purchase Agreement (the “PSA Amendment”) with the Sellers. The PSA Amendment (i) reduces the aggregate contractual purchase price set forth in the Purchase Agreement to approximately $619.7 million and (ii) modifies the terms for calculating the purchase price adjustment in connection with the closing of the remaining two Portfolio Acquisition properties.

There can be no assurance that the closing conditions for the remaining Portfolio Acquisition properties will be satisfied, or that defaults or other events will not delay or prevent the closing of one or both of the remaining Portfolio Acquisition properties. Further, there can be no assurance that the closing of the remaining two Portfolio Acquisition properties will occur on the contemplated terms, or at all.

The foregoing summary of the PSA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the PSA Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, risks relating to the ability of the JV to close on one or both of the remaining Portfolio Acquisition properties on the proposed terms and schedule or at all; and those risks and uncertainties associated with the Company’s business described from time to time in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on February 28, 2023. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this Current Report on Form 8-K is as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Seventh Amendment to Purchase and Sale Agreement between the sellers identified therein and Easterly Government Properties LP dated as of August 17, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

Date: August 23, 2023	By:	/s/ William C. Trimble, III
	Name:	William C. Trimble, III
	Title:	Chief Executive Officer and President